UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 24, 2017 (March 23, 2017)

CYPRESS SEMICONDUCTOR
CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1–10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court

San Jose, California 95134

(Address of principal executive offices and zip code)

(408) 943-2600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed in the definitive consent solicitation materials filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2017, Cypress Semiconductor Corporation (the “Company”) solicited stockholder approval by written consent (the “Consent Solicitation”) to approve an amendment to the Company’s Second Restated Certificate of Incorporation (the “Certificate of Incorporation”) to eliminate cumulative voting in the election of directors.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment to Second Restated Certificate of Incorporation

The information set forth in the Introductory Note and Item 5.07 is incorporated herein by reference.

On March 23, 2017, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Certificate of Incorporation with the Secretary of State of the State of Delaware effecting an amendment to eliminate cumulative voting in the election of directors, which amendment was approved by the Company’s stockholders.  The Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Amendment to Amended and Restated Bylaws

Also on March 23, 2017, amendments to the Company’s Amended and Restated Bylaws (so amended, the “Bylaws”) to add a new Section 2.16 to the Bylaws, allowing eligible stockholders to include their director nominees in the Company’s annual meeting proxy materials (the “Proxy Access Bylaw”), became effective upon the Company’s filing of the Certificate of Amendment.  Under the Proxy Access Bylaw, any stockholder, or group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years is eligible to nominate and include in the Company’s annual meeting proxy materials director nominees constituting up to the greater of two directors or 20% of the directors then serving on the Board of Directors, provided that the nominating stockholder(s) and the director nominee(s) satisfy the requirements and follow the procedures specified in the Proxy Access Bylaw.  If an individual proxy access director nominee does not receive at least 25% of the votes cast for election of that nominee, the Proxy Access Bylaw prohibits the re-nomination of that individual under the Proxy Access Bylaw for the next two annual meetings.  The Proxy Access Bylaw became effective upon filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, and proxy access will first be available in connection with the annual meeting following the 2017 Annual Meeting of Stockholders.

Also on March 23, 2017, amendments to (i) adopt a majority vote standard for the election of directors in uncontested elections and a plurality vote standard for the election of directors in contested elections, (ii) eliminate certain duplicative cumulative voting procedures and (iii) make minor conforming changes to the advance notice provisions of Section 2.15 and the special meeting provisions of Section 2.3 in light of the Proxy Access Bylaw, as well as other miscellaneous minor wording and technical amendments, became effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws as amended, attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders

On March 23, 2017, the following proposal was approved by a majority of the Company’s outstanding shares of common stock as of February 27, 2017, the record date for the Consent Solicitation:

•                  An amendment to the Company’s Certificate of Incorporation to eliminate cumulative voting in the election of directors.

The final results of the voting on the above proposal are set forth below:

	Consent	Withhold Consent	Abstain
Total Votes	214,046,336	10,385,054	434,874

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Second Restated Certificate of Incorporation of Cypress Semiconductor Corporation

3.2	Amended and Restated Bylaws of Cypress Semiconductor Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2017	CYPRESS SEMICONDUCTOR CORPORATION

	By:	/s/ Thad Trent
Thad Trent
Executive Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to Second Restated Certificate of Incorporation of Cypress Semiconductor Corporation

3.2	Amended and Restated Bylaws of Cypress Semiconductor Corporation